EXHIBIT 31

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jay K. Taylor, certify that:

1)	I have reviewed this Amendment No. 1 to the annual report on Form 40-F/A of Placer Dome Inc.; and

2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2004

"Jay K. Taylor"

Name: Jay K. Taylor
Title: Chief Executive Officer and President, Placer Dome Inc.

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Rex J. McLennan, certify that:

1)	I have reviewed this Amendment No. 1 to the annual report on Form 40-F/A of Placer Dome Inc.; and

2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2004

"Rex J. McLennan"

Name: Rex J. McLennan
Title: Chief Financial Officer and Executive-Vice President, Placer Dome Inc.